EXHIBIT B
                               STOCK PURCHASE AGREEMENT


       STOCK PURCHASE AGREEMENT dated as of July 3, 1996 (this "Agreement"), by and among Leonard R. Bennett and Peter Bennett (individually, a "Seller" and collectively, the "Sellers"), on the one hand, and Stephen Russell ("Russell"), and Hanseatic Corporation, a New York corporation ("Hanseatic"), on the other hand. Russell and Hanseatic are sometimes referred to herein individually as a "Purchaser" and collectively as the "Purchasers."

                                 W I T N E S S E T H:

       WHEREAS, each Seller is the beneficial owner of the number of shares of common stock, par value $0.033 per share (the
"Common Stock"), of Celadon Group, Inc., a Delaware corporation
("Celadon"), set forth opposite his name on Schedule A attached hereto (collectively, the "Shares"); and

       WHEREAS, Sellers wish to sell to Purchasers and Purchasers, in their individual capacity and as agent, wish to purchase from Sellers, the Shares for the Purchase Price (as hereinafter defined), upon the terms and conditions hereinafter set forth.

       NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                      ARTICLE I.

                            PURCHASE AND SALE OF THE SHARES

       SECTION A.          Purchase and Sale of the Shares.  On the
terms and subject to the conditions contained herein, each Seller herewith sells, assigns, conveys, transfers and delivers to each Purchaser and each Purchaser, in its individual capacity and as agent, herewith purchases, acquires and accepts from each Seller, the number of Shares set forth opposite the name of such Purchaser on Schedule B attached hereto for the consideration set forth in Section 1.2 hereof.

       SECTION B.          Purchase Price.  As consideration for
the sale, assignment, conveyance, transfer and delivery of the Shares, each Purchaser herewith delivers, or shall herewith cause to be delivered, to Sellers, in the manner hereinafter set forth, the amount in cash set forth opposite the name of such Purchaser on Schedule B attached hereto (in the aggregate, the "Purchase Price").

                                      ARTICLE II.

                             ACKNOWLEDGEMENTS AND RELEASES

       SECTION A.          Acknowledgements and Release by
Purchasers. Each Purchaser (a) acknowledges that prior to the date hereof Leonard R. Bennett has served as a member of the Board of Directors, the President, the Chief Operating Officer and an employee of Celadon and he is currently a principal stockholder of Celadon and as such may be in possession of material, non-public information concerning Celadon and the Common Stock; and
(b) unconditionally releases and discharges each Seller and each of his heirs, successors, assigns, administrators, personal and legal representatives and estate from any and all actions, causes of action, suits, debts, sums of money, covenants, controversies, agreements, promises, damages, judgments, executions, claims, demands, obligations, rights, duties and liabilities whatsoever, in law or in equity, which such Purchaser ever had, now has, or hereafter can, shall or may have, whether known or unknown, for, upon or by reason of any matter, cause or thing whatsoever, arising out of, related to or in connection with the transactions contemplated by this Agreement, other than in connection with a breach of the representations and warranties contained in Article V hereof.

       SECTION B.          Acknowledgements and Release by Sellers.

Each Seller (a) acknowledges that Russell is a member of and Chairman of the Board of Directors, the Chief Executive Officer and an employee of Celadon, and that each Purchaser is currently a principal stockholder of Celadon and as such may be in possession of material, non-public information concerning Celadon and the Common Stock; and (b) unconditionally releases and discharges each Purchaser and his or its heirs, successors, assigns, administrators, personal and legal representatives and estate from any and all actions, causes of action, suits, debts, sums of money, covenants, controversies, agreements, promises, damages, judgments, executions, claims, demands, obligations, rights, duties and liabilities whatsoever, in law or in equity, which such Seller ever had, now has or hereafter can, shall, or may have, whether known or unknown, for, upon, or by reason of any matter, cause or thing whatsoever, arising out of, related to or in connection with the transactions contemplated by this Agreement, other than in connection with a breach of the representations and warranties contained in Article IV hereof or the obligations in the last sentence of Section 7.9 hereof.

                                     ARTICLE III.

                                      THE CLOSING

       SECTION A.          The Closing.  1.  The sale, assignment,
conveyance, transfer and delivery of the Shares in exchange for the Purchase Price shall take place concurrently with the execution and delivery of this Agreement by the parties hereto, at the offices of Krugman, Chapnick & Grimshaw, Park 80 West - Plaza Two, Saddle Brook, New Jersey 07663-5835 (the "Closing"). The date and time of the Closing is referred to herein as the "Closing Date." On the Closing Date the Purchasers are herewith delivering the Purchase Price to Sellers by wire transfer of immediately available funds to a bank account designated by Sellers prior to the Closing Date.

             2. As soon as practicable but no later than two weeks after the Closing Date, each Seller shall deliver to each Purchaser at the offices of Krugman, Chapnick & Grimshaw, Park 80 West - Plaza Two, Saddle Brook, New Jersey 07663-5835, a stock certificate or stock certificates representing the aggregate number of Shares purchased by such Purchaser pursuant to this Agreement, accompanied by a stock power or stock powers executed in blank and any other documents that are necessary to transfer title to the Shares purchased pursuant hereto.

                                      ARTICLE IV.

                            REPRESENTATIONS AND WARRANTIES
                                     OF PURCHASERS

       SECTION A.          Each Purchaser hereby severally, but not
jointly, represents and warrants to each Seller as follows:

             1. The execution, delivery and performance by such Purchaser of this Agreement, the consummation of the transactions contemplated hereby and compliance by such Purchaser with any of the provisions hereof will not conflict with, constitute a default under, violate or otherwise constitute a breach (with or without the giving of notice or the lapse of time or both) of
(i) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority binding on such Purchaser of which such Purchaser is aware, or (ii) any contract to which such Purchaser is a party;

             2. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against him or it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and

             3. At the date of execution of this Agreement, there is no pending action or proceeding to which such Purchaser is a party, or, to the knowledge of such Purchaser, any other pending or threatened action or proceeding, before any court, governmental agency or arbitrator, which seeks to enjoin the transactions contemplated by this Agreement;

             4. Such Purchaser understands and agrees that the Shares he or it is acquiring pursuant to the terms hereof have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that accordingly such Shares will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act;

             5. Such Purchaser is either (i) an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (ii) has such knowledge and experience in financial and business matters that he or it is capable of evaluating and has evaluated the merits and the economic and other risks involved in an investment in the Shares, and he or it is solely responsible for making his or its own independent decision with respect to such investment; and

             6.     Such Purchaser is acquiring the Shares solely
(i) for his or its own account, for investment purposes only and not with a view towards distributing or reselling such Shares or any part thereof, or interest therein, in any transaction that would be in violation of the securities laws of the United States of America or any State thereof, or (ii) as agent directly or indirectly for other persons or entities and in connection therewith such Purchaser hereby represents and warrants to each Seller with respect to the matters set forth in Sections 4.1(d),
(e) and (f) hereof with respect to each such other person or entity.

                                      ARTICLE V.

                            REPRESENTATIONS AND WARRANTIES
                                      OF SELLERS

       SECTION A.          Each Seller hereby severally, but not
jointly, represents and warrants to each Purchaser as follows:

             1. Subject to the receipt of the waivers, consents and other documents set forth on Schedule C hereto, the execution, delivery and performance by such Seller of this Agreement, the consummation of the transactions contemplated hereby and compliance by such Seller with any of the provisions hereof will not conflict with, constitute a default under, violate or otherwise constitute a breach (with or without the giving of notice or the lapse of time or both) of (i) any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority binding on such Seller of which such Seller is aware, or (ii) any contract to which such Seller is a party;

             2. This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

             3. The shares of Common Stock set forth opposite the name of such Seller on Schedule A attached hereto are owned of record and are beneficially owned by such Seller, and upon delivery of the Shares pursuant to the terms hereof against payment therefor in accordance with the terms hereof and subject to the receipt of the waivers, consents and other documents set forth on Schedule C hereto, such Seller will have transferred to the appropriate Purchaser good and valid title to such shares, free and clear of any and all liens, pledges, charges, limitations on voting rights, options, security interests or other encumbrances or claims of any kind whatsoever;

             4. In reliance upon the representations and warranties of each Purchaser set forth in Section 4.1 hereof, the offer and sale of the shares of Common Stock allocated to such Purchaser pursuant to the terms hereof is exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act; and

             5. At the date of execution of this Agreement, there is no pending action or proceeding to which such Seller is a party, or, to the knowledge of such Seller, any other pending or threatened action or proceeding, before any court, governmental agency or arbitrator, which seeks to enjoin the transactions contemplated by this Agreement.

                                      ARTICLE VI.

                           LEGEND ON SHARES OF COMMON STOCK

       SECTION A.          Legend on the Shares of Common Stock.
Upon the delivery thereof to Purchasers pursuant to the terms hereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the certificates representing the Shares purchased pursuant to this Agreement (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

                    "THE SECURITIES REPRESENTED BY THIS
             CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
             THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN APPLICABLE EXEMPTION THEREFROM."

                                     ARTICLE VII.

                                     MISCELLANEOUS

       SECTION A.          Notices.  Any notices or other
communications
required or permitted hereunder, shall be sufficiently given if in writing and personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested or sent by a nationally recognized overnight courier service address as follows:

                    in the case of Sellers, to:

                    Mr. Leonard R. Bennett
                    2526 N.W. 59th Street
                    Boca Raton, Florida  33496

                    Mr. Peter Bennett
                    11636 Bradford Place
                    Carmel, Indiana 46033

                    with a copy to:

                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    399 Park Avenue
                    New York, New York  10022
                    Attention:  Robert G. Koen, Esq.

                    in the case of each Purchaser, to the address for such Purchaser set forth on Schedule A attached hereto;

or to such other person or address as any party shall specify by notice in writing to the other parties hereto.

       SECTION B.          No Waivers; Amendments.

             1. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided at law.

             2. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all the parties hereto.

       SECTION C.          Survival of Provisions.  The parties
hereto hereby acknowledge and agree that the provisions of Article II and the representations, warranties and covenants contained in this Agreement shall survive beyond the date hereof and any investigation at any time made by or on behalf of any of the parties hereto.

       SECTION D.          Binding Effect; Assignment.  This
Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and his or its successors, assigns, heirs, personal representatives and estate.

       SECTION E.          Governing Law.  This Agreement shall be
governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof relating to conflict of laws.

       SECTION F.          Counterparts; Effectiveness.  This
Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument, and all of which, when taken together, shall constitute the same instrument.

       SECTION G.          Entire Agreement.  This Agreement
constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

       SECTION H.          Further Assurances.  The parties hereto
each agree to execute and deliver such other documents, instruments or agreements and to take such other action as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

       SECTION I. Expenses; Transfer Taxes. Whether or not the transactions contemplated hereby are consummated, the parties hereto shall pay their own respective expenses, including, without limitation, all fees and expenses of legal counsel and other advisors of such party, in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. Any and all sales, transfer, stamp, documentary and other similar taxes arising out of the transfer of the shares of Common Stock allocated to each Purchaser pursuant to the terms hereof shall be borne entirely by such Purchaser and such Purchaser shall indemnify each Seller from and against any liabilities or expenses, including, without limitation, reasonable attorneys' fees and expenses, arising in connection therewith.

       IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the date first above written.

                      s/Leonard R. Bennett
                      -------------------------------------
                      Leonard R. Bennett


                      s/Peter Bennett
                      -------------------------------------
                      Peter Bennett
                      s/Stephen Russell
                      -------------------------------------
                      Stephen Russell



                      HANSEATIC CORPORATION


                      By: s/Paul A. Biddelman
                         --------------------------------
                         Paul A. Biddelman
                         Treasurer

          SCHEDULE A

                                        No. of Shares
Name of Seller                          Being Sold by Such Seller
- --------------                          -------------------------
Leonard R. Bennett                             813,314

Peter Bennett                                   40,000

/TABLE

          SCHEDULE B


                          No. of Shares           No. of Shares
     Aggregate
Name and Address          Being Purchased         Being Purchased
     Purchase Price
of Purchaser              from Leonard Bennett    from Peter
Bennett    for Such Shares
- -----------------         --------------------
- ------------------    ---------------
Mr. Stephen Russell
21 Cherry Valley Road
Greenwich, CT 08631            75,000                  ---
     $  675,000.00

Hanseatic Corporation
450 Park Avenue
New York, NY  10022
Attention: Paul A.
           Biddelman          738,314                40,000
     $7,004,826.00

     -------------

     $7,679,826.00

     =============

/TABLE

          SCHEDULE C



                            WAIVERS, CONSENTS AND DOCUMENTS

1. Amendment to Stockholder's Agreement, of even
                          date herewith among Celadon, Russell,
Leonard
                          R. Bennett and Hanseatic.

2.                        Termination of Agreements, of even date
                          herewith among Celadon, Russell and
Leonard
                          R. Bennett.